Exhibit 99.1

HERTZ REPORTS FIRST QUARTER REVENUE OF $1.8 BILLION, NET INCOME OF
$426 MILLION AND ADJUSTED CORPORATE EBITDA OF $614 MILLION
____________________________________________________________________________

"Hertz produced a very strong first quarter," said Stephen Scherr, Hertz chief executive officer. "Our team delivered on behalf of customers amidst strong demand, reflecting a sharp rebound in travel. We experienced high volumes and sustained pricing, particularly in the back half of the quarter following Omicron. We also maintained cost discipline and began to see the benefits of several new partnerships. I am equally pleased with our momentum on customer experience – especially as we move into the peak summer travel season and as we play a more central role in mobility over the longer term."

ESTERO, Fla, April 27, 2022 - Hertz Global Holdings, Inc. (NASDAQ: HTZ) ("Hertz", "Hertz Global" or the "Company") today reported results for its first quarter 2022.

HIGHLIGHTS

•Total revenues of $1.8 billion
•GAAP net income of $426 million, or $0.82 per diluted share
•Adjusted Net Income of $403 million, or $0.87 per adjusted diluted share (reflects adjustments for fair value remeasurements to outstanding public warrants and certain derivative contracts, among other items)
•Adjusted Corporate EBITDA of $614 million
•Adjusted Corporate EBITDA Margin of 34%
•Operating cash flow of $621 million and adjusted operating cash flow of $677 million
•Corporate liquidity of $2.7 billion at March 31st, including $1.5 billion in unrestricted cash
•Company repurchased 38 million common shares from January 1, 2022 through April 21, 2022

For the first quarter 2022, the Company generated total revenues of $1.8 billion, which were 57% higher than the first quarter 2021, excluding Donlen. Monthly revenue per unit rose 26%, due to structural improvements and a continued recovery in travel demand. These trends, along with strong cost performance, drove $0.87 of adjusted earnings per share and $614 million of Adjusted Corporate EBITDA.

SUMMARY RESULTS
_________________________________

	Three Months Ended March 31,		Percent Inc/(Dec) 2022 vs 2021
($ in millions, except earnings per share or where noted)	2022	2021
Hertz Global - Consolidated
Total revenues	$1,810	$1,289	40%
Adjusted net income (loss)(a)	$403	$(52)	NM
Adjusted diluted earnings (loss) per share(a)	$0.87	$(0.33)	NM
Adjusted Corporate EBITDA(a)	$614	$2	NM
Adjusted Corporate EBITDA Margin(a)	34%	—%

Average Vehicles (in whole units)	481,211	367,600	31%
Average Rentable Vehicles (in whole units)	455,517	361,561	26%
Vehicle Utilization	75%	76%
Transaction Days (in thousands)	30,621	24,648	24%
Total RPD (in dollars)(b)	$59.17	$46.36	28%
Total RPU Per Month (in whole dollars)(b)	$1,326	$1,053	26%
Depreciation Per Unit Per Month (in whole dollars)(b)	$(40)	$219	NM

Americas RAC Segment
Total revenues	$1,558	$967	61%
Adjusted EBITDA	$641	$26	NM
Adjusted EBITDA Margin	41%	3%

Average Vehicles (in whole units)	397,620	300,606	32%
Average Rentable Vehicles (in whole units)	373,153	296,412	26%
Vehicle Utilization	76%	76%
Transaction Days (in thousands)	25,579	20,251	26%
Total RPD (in dollars)(b)	$60.90	$47.75	28%
Total RPU Per Month (in whole dollars)(b)	$1,391	$1,087	28%
Depreciation Per Unit Per Month (in whole dollars)(b)	$(78)	$233	NM

International RAC Segment
Total revenues	$252	$186	36%
Adjusted EBITDA	$27	$(8)	NM
Adjusted EBITDA Margin	11%	(4)%

Average Vehicles (in whole units)	83,591	66,995	25%
Average Rentable Vehicles (in whole units)	82,364	65,149	26%
Vehicle Utilization	68%	75%
Transaction Days (in thousands)	5,042	4,397	15%
Total RPD (in dollars)(b)	$50.43	$39.92	26%
Total RPU Per Month (in whole dollars)(b)	$1,029	$898	15%
Depreciation Per Unit Per Month (in whole dollars)(b)	$138	$156	(11)%
NM - Not meaningful
NOTE: Hertz Global - consolidated key metrics reflect global rental car operations only and exclude Donlen fleet management and leasing
(a)    Represents a non-GAAP measure. See the accompanying reconciliations included in Supplemental Schedule II.
(b)    Based on December 31, 2021 foreign exchange rates.

LIQUIDITY AND CAPITAL RESOURCES
___________________________________________________________

During the first quarter 2022, the Company repurchased 35 million shares of its common stock for an aggregate price of $722 million. Between April 1, 2022 and April 21, 2022, the Company repurchased 3 million shares of Hertz Global's common stock for an aggregate purchase price of $70 million. As of April 21, 2022, $800 million remains available for share repurchases under the Board-approved plan.

During the first quarter 2022, the Company issued multiple series of medium-term fixed rate rental car asset backed notes for $2.5 billion. The net proceeds from the issuances were used to repay amounts outstanding on certain of the Company's variable rate rental car asset backed notes and for the future acquisition or refinancing of vehicles. Also, the Series 2021-A variable funding notes were amended to increase the maximum principal amount to $3.2 billion.

During the first quarter 2022, the Company amended its First Lien RCF to increase commitments from $1.3 billion to $1.5 billion, increase the sublimit for letters of credit from $1.1 billion to $1.4 billion and to revise the interest benchmark from a USD London Inter-Bank Offered Rate to a Secured Overnight Funding Rate.

The Company's liquidity position was $2.7 billion at March 31, 2022, of which $1.5 billion was unrestricted cash.

EARNINGS WEBCAST INFORMATION
__________________________________________________________

Hertz Global's live webcast and conference call to discuss its first quarter 2022 results will be held on April 27, 2022, at 5:00 p.m. Eastern Time. The conference call will be broadcast live in listen-only mode on the company’s investor relations website at IR.Hertz.com. If you would like to ask a question, the dial in number for the conference call is (800) 924-0350; access code 7595076. Investors are encouraged to dial-in approximately 10 minutes prior to the call. A web replay will remain available on the website for approximately one year. The earnings release and related supplemental schedules containing the reconciliations of non-GAAP measures will be available on the Hertz website, IR.Hertz.com.

UNAUDITED FINANCIAL DATA, SUPPLEMENTAL SCHEDULES, NON-GAAP MEASURES AND DEFINITIONS
_________________________________________________________________________________________________________________________________________________________

Following is selected financial data of Hertz Global. Also included are Supplemental Schedules, which are provided to present segment results, and reconciliations of non-GAAP measures to their most comparable GAAP measure. Following the Supplement Schedules, the Company provides definitions for terminology used throughout the earnings release and provides the usefulness of non-GAAP measures to investors and additional purposes for which management uses such measures.

In the first quarter of 2022, the Company began using Average Rentable Vehicles when calculating Available Car Days, Total RPU and Utilization instead of Average Vehicles. Average Rentable Vehicles excludes vehicles for sale on the Company’s retail lots or actively in the process of being sold through other disposition channels. Prior periods have been restated to conform with the revisions, as appropriate.

ABOUT HERTZ
________________________

The Hertz Corporation, a subsidiary of Hertz Global Holdings, Inc., operates the Hertz, Dollar and Thrifty vehicle rental brands throughout North America, Europe, the Caribbean, Latin America, Africa, the Middle East, Asia, Australia and New Zealand. The Hertz Corporation is one of the largest worldwide vehicle rental companies, and the Hertz brand is one of the most recognized globally. Additionally, The Hertz Corporation owns and operates the Firefly vehicle rental brand and Hertz 24/7 car sharing business in international markets and sells vehicles through Hertz Car Sales. For more information about The Hertz Corporation, visit www.hertz.com.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
________________________________________________________________________________________________________

Certain statements contained or incorporated by reference in this release, and in related comments by the Company’s management, include “forward-looking statements.” Forward-looking statements include information concerning the Company’s liquidity and its possible or assumed future results of operations, including descriptions of its business strategies. These statements often include words such as “believe,” “expect,” “project,” “potential,” “anticipate,” “intend,” “plan,” “estimate,” “seek,” “will,” “may,” “would,” “should,” “could,” “forecasts,” "guidance" or similar expressions. These statements are based on certain assumptions that the Company has made in light of its experience in the industry as well as its perceptions of historical trends, current conditions, expected future developments and other factors it believes are appropriate in these circumstances. The Company believes these judgments are reasonable, but you should understand that these statements are not guarantees of performance or results, and that the Company’s actual results could differ materially from those expressed in the forward-looking statements due to a variety of important factors, both positive and negative, that may be revised or supplemented in subsequent reports on Form 10-K, 10-Q and 8-K filed or furnished to the SEC.

Important factors that could affect the Company's actual results and cause them to differ materially from those expressed in forward-looking statements include, among other things:
•the length and severity of COVID-19 and the impact on the Company's vehicle rental business as a result of travel restrictions and business closures or disruptions, as well as the impact on its employee retention and talent management strategies;
•the impact of macroeconomic conditions resulting in inflationary cost pressures resulting in labor and supply chain constraints and increased vehicle acquisition costs, among others;
•the Company's ability to purchase adequate supplies of competitively priced vehicles at a reasonable cost as a result of the continuing global semiconductor microchip manufacturing shortage (the "Chip Shortage") and other raw material supply constraints;
•the impact of the conflict between Russia and Ukraine on supply chains and raw materials for the automotive industry and uncertainty on overall consumer sentiment and travel demand, especially in Europe;
•the impact on the value of the Company's non-program vehicles upon disposition when the Chip Shortage and other raw material supply constraints are alleviated;
•the Company's ability to attract and retain key employees;
•levels of travel demand, particularly business and leisure travel in the U.S. and in global markets;
•significant changes in the competitive environment and the effect of competition in the Company's markets on rental volume and pricing;
•occurrences that disrupt rental activity during the Company's peak periods;
•the Company's ability to accurately estimate future levels of rental activity and adjust the number and mix of vehicles used in its rental operations accordingly;
•the Company's ability to implement its business strategy, including its ability to implement plans to support a large scale electric vehicle fleet and to play a central role in the modern mobility ecosystem;
•the Company's ability to adequately respond to changes in technology, customer demands and market competition;
•the mix of program and non-program vehicles in the Company's fleet can lead to increased exposure to residual risk;
•the Company's ability to dispose of vehicles in the used-vehicle market and use the proceeds of such sales to acquire new vehicles;
•financial instability of the manufacturers of the Company's vehicles, which could impact its ability to fulfill obligations under repurchase or guaranteed depreciation programs;
•an increase in the Company's vehicle costs or disruption to its rental activity due to safety recalls by the manufacturers of its vehicles;

•the Company's access to third-party distribution channels and related prices, commission structures and transaction volumes;
•the Company's ability to offer an excellent customer experience, retain and increase customer loyalty and market share;
•the Company's ability to maintain its network of leases and vehicle rental concessions at airports in the U.S. and internationally;
•the Company's ability to maintain favorable brand recognition and a coordinated branding and portfolio strategy;
•major disruption in the Company's communication or centralized information networks or a failure to maintain, upgrade and consolidate its information technology systems;
•the Company's ability to prevent the misuse or theft of information it possesses, including as a result of cyber security breaches and other security threats, as well as its ability to comply with privacy regulations;
•risks associated with operating in many different countries, including the risk of a violation or alleged violation of applicable anti-corruption or anti-bribery laws and the Company's ability to repatriate cash from non-U.S. affiliates without adverse tax consequences;
•the Company's ability to utilize its net operating loss carryforwards;
•risks relating to tax laws, including those that affect the Company's ability to deduct certain business interest expenses and offset previously-deferred tax gains, as well as any adverse determinations or rulings by tax authorities;
•changes in laws, regulations, policies or other activities of governments, agencies and similar organizations, including those related to accounting principles, that affect the Company's operations, its costs or applicable tax rates;
•the recoverability of the Company's goodwill and indefinite-lived intangible assets when performing impairment analysis;
•costs and risks associated with potential litigation and investigations, compliance with and changes in laws and regulations and potential exposures under environmental laws and regulations; and
•the availability of additional or continued sources of financing for the Company's revenue earning vehicles and to refinance its existing indebtedness.

Additional information concerning these and other factors can be found in the Company's filings with the SEC, including its Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

You should not place undue reliance on forward-looking statements. All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by the foregoing cautionary statements. All such statements speak only as of the date of this release, and, except as required by law, the Company undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.
________________________________________________________________________________________________________________________________________________________

CONTACTS:

Hertz Investor Relations:	Hertz Media Relations:
investorrelations@hertz.com	mediarelations@hertz.com

UNAUDITED FINANCIAL INFORMATION
____________________________________________________________

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended March 31,
(In millions, except per share data)	2022	2021
Revenues	$1,810	$1,289
Expenses:
Direct vehicle and operating	1,053	778
Depreciation of revenue earning vehicles and lease charges, net	(59)	243
Depreciation and amortization of non-vehicle assets	33	54
Selling, general and administrative	235	151
Interest expense, net:
Vehicle	5	104
Non-vehicle	39	44
Total interest expense, net	44	148
Other (income) expense, net	(2)	(3)
Reorganization items, net	—	42
(Gain) from the sale of a business	—	(392)
Change in fair value of Public Warrants	(50)	—
Total expenses	1,254	1,021
Income (loss) before income taxes	556	268
Income tax (provision) benefit	(130)	(79)
Net income (loss)	426	189
Net (income) loss attributable to noncontrolling interests	—	1
Net income (loss) attributable to Hertz Global	$426	$190
Weighted average number of shares outstanding:
Basic	432	156
Diluted	461	157
Earnings (loss) per share:
Basic	$0.99	$1.22
Diluted	$0.82	$1.21

UNAUDITED CONSOLIDATED BALANCE SHEETS

(In millions, except par value and share data)	March 31, 2022	December 31, 2021
ASSETS
Cash and cash equivalents	$1,521	$2,258
Restricted cash and cash equivalents:
Vehicle	301	77
Non-vehicle	300	316
Total restricted cash and cash equivalents	601	393
Total cash and cash equivalents and restricted cash and cash equivalents	2,122	2,651
Receivables:
Vehicle	93	62
Non-vehicle, net of allowance of $45 and $48, respectively	707	696
Total receivables, net	800	758
Prepaid expenses and other assets	1,331	1,017
Revenue earning vehicles:
Vehicles	12,118	10,836
Less: accumulated depreciation	(1,554)	(1,610)
Total revenue earning vehicles, net	10,564	9,226
Property and equipment, net	611	608
Operating lease right-of-use assets	1,566	1,566
Intangible assets, net	2,903	2,912
Goodwill	1,044	1,045
Total assets	$20,941	$19,783
LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable:
Vehicle	$109	$56
Non-vehicle	566	516
Total accounts payable	675	572
Accrued liabilities	939	863
Accrued taxes, net	188	157
Debt:
Vehicle	9,098	7,921
Non-vehicle	2,984	2,986
Total debt	12,082	10,907
Public Warrants	1,272	1,324
Operating lease liabilities	1,502	1,510
Self-insured liabilities	468	463
Deferred income taxes, net	1,113	1,010
Total liabilities	18,239	16,806
Commitments and contingencies
Stockholders' equity:
Preferred stock, $0.01 par value, no shares issued and outstanding	—	—
Common stock, $0.01 par value, 477,673,065 and 477,233,278 shares issued, respectively, and 415,256,346 and 449,782,424 shares outstanding, respectively	5	5
Treasury stock, at cost, 62,416,719 and 27,450,854 common shares, respectively	(1,430)	(708)
Additional paid-in capital	6,237	6,209
Retained earnings (Accumulated deficit)	(1,889)	(2,315)
Accumulated other comprehensive income (loss)	(221)	(214)
Total stockholders' equity	2,702	2,977
Total liabilities and stockholders' equity	$20,941	$19,783

UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended March 31,
(In millions)	2022	2021
Cash flows from operating activities:
Net income (loss)	$426	$189
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and reserves for revenue earning vehicles	(20)	275
Depreciation and amortization, non-vehicle	33	54
Amortization of deferred financing costs and debt discount (premium)	11	34
Stock-based compensation charges	28	2
Provision for receivables allowance	13	29
Deferred income taxes, net	103	62
Reorganization items, net	—	(15)
(Gain) loss from the sale of a business	—	(392)
Change in fair value of Public Warrants	(50)	—
(Gain) loss on financial instruments	(44)	1
Other	(1)	(2)
Changes in assets and liabilities:
Non-vehicle receivables	(43)	(73)
Prepaid expenses and other assets	(40)	(87)
Operating lease right-of-use assets	72	78
Non-vehicle accounts payable	51	40
Accrued liabilities	124	62
Accrued taxes, net	30	36
Operating lease liabilities	(80)	(78)
Self-insured liabilities	8	(15)
Net cash provided by (used in) operating activities	621	200
Cash flows from investing activities:
Revenue earning vehicles expenditures	(2,985)	(1,517)
Proceeds from disposal of revenue earning vehicles	1,471	686
Non-vehicle capital asset expenditures	(30)	(9)
Proceeds from non-vehicle capital assets disposed of or to be disposed of	1	4
Collateral returned in exchange for letters of credit	17	—
Return of (investment in) equity investments	(15)	—
Proceeds from the sale of a business, net of cash sold	—	818
Net cash provided by (used in) investing activities	(1,541)	(18)
Cash flows from financing activities:
Proceeds from issuance of vehicle debt	4,680	1,096
Repayments of vehicle debt	(3,492)	(946)
Proceeds from issuance of non-vehicle debt	—	560
Repayments of non-vehicle debt	(5)	(1)
Payment of financing costs	(24)	(7)
Proceeds from exercises of Public Warrants	3	—
Contributions from (distributions to) noncontrolling interests	—	(10)
Share repurchases	(766)	—
Other	(4)	—
Net cash provided by (used in) financing activities	392	692
Effect of foreign currency exchange rate changes on cash and cash equivalents and restricted cash and cash equivalents	(1)	(12)
Net increase (decrease) in cash and cash equivalents and restricted cash and cash equivalents during the period	(529)	862
Cash and cash equivalents and restricted cash and cash equivalents at beginning of period(a)	2,651	1,578
Cash and cash equivalents and restricted cash and cash equivalents at end of period	$2,122	$2,440
(a)    Amounts include cash and cash equivalents and restricted cash and cash equivalents of Donlen which were held for sale as of December 31, 2020.

Supplemental Schedule I
HERTZ GLOBAL HOLDINGS, INC.
CONDENSED STATEMENT OF OPERATIONS BY SEGMENT
Unaudited
______________________________________________________________________________________________________________________________________________________________________________________________________________

	Three Months Ended March 31, 2022				Three Months Ended March 31, 2021
(In millions)	Americas RAC	International RAC	Corporate	Hertz Global	Americas RAC	International RAC	All other operations	Corporate	Hertz Global
Revenues	$1,558	$252	$—	$1,810	$967	$186	$136	$—	$1,289
Expenses:
Direct vehicle and operating	903	151	(1)	1,053	641	124	5	8	778
Depreciation of revenue earning vehicles and lease charges, net	(93)	34	—	(59)	210	33	—	—	243
Depreciation and amortization of non-vehicle assets	26	3	4	33	44	5	2	3	54
Selling, general and administrative	86	42	107	235	52	32	10	57	151
Interest expense, net:
Vehicle	2	3	—	5	72	20	12	—	104
Non-vehicle	(8)	—	47	39	(2)	1	1	44	44
Total interest expense, net	(6)	3	47	44	70	21	13	44	148
Other (income) expense, net	(1)	(3)	2	(2)	(1)	—	—	(2)	(3)
Reorganization items, net	—	—	—	—	(14)	—	(1)	57	42
(Gain) from the sale of a business	—	—	—	—	—	—	—	(392)	(392)
Change in fair value of Public Warrants	—	—	(50)	(50)	—	—	—	—	—
Total expenses	915	230	109	1,254	1,002	215	29	(225)	1,021
Income (loss) before income taxes	$643	$22	$(109)	556	$(35)	$(29)	$107	$225	268
Income tax (provision) benefit				(130)					(79)
Net income (loss)				426					189
Net (income) loss attributable to noncontrolling interests				—					1
Net income (loss) attributable to Hertz Global				$426					$190
NOTE: Effective in the second quarter of 2021, as a result of the sale of the Company's Donlen fleet management and leasing business on March 30, 2021, the All Other Operations reportable segment, which consisted primarily of the former Donlen business, was no longer deemed a reportable segment.

Supplemental Schedule II
HERTZ GLOBAL HOLDINGS, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURE - ADJUSTED NET INCOME (LOSS), ADJUSTED DILUTED EARNINGS (LOSS) PER SHARE AND ADJUSTED CORPORATE EBITDA
Unaudited
______________________________________________________________________________________________________________________________________________________________________________________________________________

	Three Months Ended March 31,
(In millions, except per share data)	2022	2021
Adjusted Net Income (Loss) and Adjusted Diluted Earnings (Loss) Per Share:
Net income (loss) attributable to Hertz Global	$426	$190
Adjustments:
Income tax provision (benefit)	130	79
Vehicle and non-vehicle debt-related charges(a)(n)	12	35
Restructuring and restructuring related charges(b)	6	12
Information technology and finance transformation costs(c)	(1)	6
Acquisition accounting-related depreciation and amortization(d)	1	13
Reorganization items, net(e)	—	42
Pre-reorganization and non-debtor financing charges(f)	—	23
Gain from the Donlen Sale(g)	—	(392)
Unrealized (gains) losses on financial instruments(h)	(44)	—
Change in fair value of Public Warrants	(50)	—
Other items(i)(o)	57	(87)
Adjusted pre-tax income (loss)(j)	537	(79)
Income tax (provision) benefit on adjusted pre-tax income (loss)(k)	(134)	27
Adjusted Net Income (Loss)	$403	$(52)
Weighted-average number of diluted shares outstanding	461	157
Adjusted Diluted Earnings (Loss) Per Share(l)	$0.87	$(0.33)
Adjusted Corporate EBITDA:
Net income (loss) attributable to Hertz Global	$426	$190
Adjustments:
Income tax provision (benefit)	130	79
Non-vehicle depreciation and amortization(m)	33	54
Non-vehicle debt interest, net	39	44
Vehicle debt-related charges(a)(n)	7	28
Restructuring and restructuring related charges(b)	6	12
Information technology and finance transformation costs(c)	(1)	6
Reorganization items, net(e)	—	42
Pre-reorganization and non-debtor financing charges(f)	—	23
Gain from the Donlen Sale(g)	—	(392)
Unrealized (gains) losses on financial instruments(h)	(44)	—
Change in fair value of Public Warrants	(50)	—
Other items(i)(p)	68	(84)
Adjusted Corporate EBITDA	$614	$2

Supplemental Schedule II (continued)

(a)Represents debt-related charges relating to the amortization of deferred financing costs and debt discounts and premiums.
(b)Represents charges incurred under restructuring actions as defined in U.S. GAAP. Also includes restructuring related charges such as incremental costs incurred directly supporting business transformation initiatives. For the three months ended March 31, 2022, charges incurred related primarily to International RAC. For the three months ended March 31, 2021, charges incurred were $7 million and $5 million International RAC and Corporate, respectively.
(c)Represents costs associated with the Company’s information technology and finance transformation programs, both of which were multi-year initiatives to upgrade and modernize the Company’s systems and processes. These costs related primarily to Corporate.
(d)Represents incremental expense associated with the amortization of other intangible assets and depreciation of property and equipment relating to acquisition accounting.
(e)Represents charges incurred associated with the Reorganization and emergence from Chapter 11, primarily for professional fees. The charges relate primarily to Corporate.
(f)    Represents charges incurred prior to the filing of the Chapter 11 Cases comprised of preparation charges for the Reorganization, such as professional fees. Also includes, certain non-debtor financing and professional fee charges. For the three months ended March 31, 2021, charges incurred were $10 million, $9 million, $2 million and $2 million in Corporate, Americas RAC, International RAC and All other operations, respectively.
(g)    Represents the gain from the sale of the Company's Donlen business on March 30, 2021, primarily associated with Corporate.
(h)    Represents unrealized gains (losses) on derivative financial instruments, primarily associated with Americas RAC.
(i)    Represents miscellaneous items. For 2022, primarily includes bankruptcy claims, certain professional fees and charges related to the settlement of bankruptcy claims. For 2021, includes $100 million due to the suspension of depreciation for the Donlen leasing and fleet management operations while classified as held for sale in all other operations, partially offset by charges for a multiemployer pension plan withdrawal liability in Corporate.
(j)    Adjustments by caption on a pre-tax basis were as follows:

Increase (decrease) to expenses	Three Months Ended March 31,
(In millions)	2022	2021
Direct vehicle and operating	$(2)	$87
Selling, general and administrative	(5)	(31)
Interest expense, net:
Vehicle	36	(39)
Non-vehicle	(5)	(7)
Total interest expense, net	31	(46)
Other income (expense), net	(55)	(12)
Reorganization items, net	—	(42)
Gain from the Donlen Sale	—	392
Change in fair value of Public Warrants	50	—
Total adjustments	$19	$348
(k)    Derived utilizing a combined statutory rate of 25% and 34% for the periods ended March 31, 2022 and 2021, respectively, applied to the respective Adjusted Pre-tax Income (Loss).
(l)    Adjustments used to reconcile diluted earnings (loss) per share on a GAAP basis to Adjusted Diluted Earnings (Loss) Per Share are comprised of the same adjustments, inclusive of the tax impact, used to reconcile net income (loss) to Adjusted Net Income (Loss) divided by the weighted-average diluted shares outstanding during the period.
(m)    Non-vehicle depreciation and amortization expense for Americas RAC, Corporate and International RAC for the three months ended March 31, 2022 was $26 million, $4 million and $3 million, respectively. For the three months ended March 31, 2021 was $44 million, $5 million, $3 million and $2 million for Americas RAC, International RAC, Corporate and All other operations, respectively.
(n)    Vehicle debt-related charges for Americas RAC and International RAC for the three months ended March 31, 2022 were $6 million and $1 million, respectively. For the three months ended March 31, 2021, vehicle debt-related charges for Americas RAC, International RAC and All other operations were $21 million, $5 million and $2 million, respectively.
(o)    In 2022, includes letter of credit fees recorded in Corporate.
(p)    In 2022, Includes an adjustment for certain non-cash stock-based compensation charges recorded in Corporate.

Supplemental Schedule III
HERTZ GLOBAL HOLDINGS, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURE - ADJUSTED OPERATING CASH FLOW
AND ADJUSTED FREE CASH FLOW
Unaudited
________________________________________________________________________________________________________________________________________________________

Three Months Ended March 31,
(In millions)	2022
ADJUSTED OPERATING CASH FLOW AND ADJUSTED FREE CASH FLOW:
Net cash provided by (used in) operating activities	$621
Depreciation and reserves for revenue earning vehicles	20
Bankruptcy related payments - post emergence	36
Adjusted operating cash flow	677
Non-vehicle capital asset expenditures, net	(29)
Adjusted operating cash flow before vehicle investment	648
Net fleet growth after financing	(569)
Adjusted free cash flow	$79

CALCULATION OF NET FLEET GROWTH AFTER FINANCING:
Revenue earning vehicles expenditures	$(2,985)
Proceeds from disposal of revenue earning vehicles	1,471
Revenue earning vehicles capital expenditures, net	(1,514)
Depreciation and reserves for revenue earning vehicles	(20)
Financing activity related to vehicles:
Borrowings	4,680
Payments	(3,492)
Restricted cash changes, vehicle	(223)
Net financing activity related to vehicles	965
Net fleet growth after financing	$(569)
Note:    Adjusted free cash flow for the first quarter 2021 is not shown in the above table because it is not comparable to the corresponding period in 2022 due to the Company's restructuring.

Supplemental Schedule IV
HERTZ GLOBAL HOLDINGS, INC.
NET DEBT CALCULATION
Unaudited
______________________________________________________________________________________________________________________________________________________________________________________________________________

	As of March 31, 2022			As of December 31, 2021
(In millions)	Vehicle	Non-Vehicle	Total	Vehicle	Non-Vehicle	Total
Term loans	$—	$1,535	$1,535	$—	$1,539	$1,539
Senior notes	—	1,500	1,500	—	1,500	1,500
U.S. vehicle financing (HVF III)	8,147	—	8,147	7,001	—	7,001
International vehicle financing (Various)	909	—	909	860	—	860
Other debt	94	15	109	93	16	109
Debt issue costs, discounts and premiums	(52)	(66)	(118)	(33)	(69)	(102)
Debt as reported in the balance sheet	9,098	2,984	12,082	7,921	2,986	10,907
Add:
Debt issue costs, discounts and premiums	52	66	118	33	69	102
Less:
Cash and cash equivalents	—	1,521	1,521	—	2,258	2,258
Restricted cash	301	—	301	77	—	77
Restricted cash and restricted cash equivalents associated with Term C Loan	—	245	245	—	245	245
Net Debt	$8,849	$1,284	$10,133	$7,877	$552	$8,429

Corporate leverage ratio(a)		0.5x			0.3x
(a)    Corporate leverage ratio is calculated as non-vehicle net debt divided by LTM Adjusted Corporate EBITDA.

Supplemental Schedule V
HERTZ GLOBAL HOLDINGS, INC.
KEY METRICS CALCULATIONS
REVENUE, UTILIZATION AND DEPRECIATION
Unaudited
________________________________________________________________________________________________________________________________________________________

Global RAC

	Three Months Ended March 31,		Percent Inc/(Dec)
($ in millions, except where noted)	2022	2021
Total RPD
Revenues	$1,810	$1,153
Foreign currency adjustment(a)	2	(10)
Total Revenues - adjusted for foreign currency	$1,812	$1,143
Transaction Days (in thousands)	30,621	24,648
Total RPD (in dollars)(b)	$59.17	$46.36	28%

Total Revenue Per Unit Per Month
Total Revenues - adjusted for foreign currency	$1,812	$1,143
Average Rentable Vehicles (in whole units)(c)	455,517	361,561
Total revenue per unit (in whole dollars)	$3,978	$3,160
Number of months in period (in whole units)	3	3
Total RPU Per Month (in whole dollars)(b)(c)	$1,326	$1,053	26%

Vehicle Utilization
Transaction Days (in thousands)	30,621	24,648
Average Rentable Vehicles (in whole units)(c)	455,517	361,561
Number of days in period (in whole units)	90	90
Available Car Days (in thousands)	40,999	32,554
Vehicle Utilization(c)(d)	75%	76%

Depreciation Per Unit Per Month
Depreciation of revenue earning vehicles and lease charges, net	$(59)	$243
Foreign currency adjustment(a)	1	(2)
Adjusted depreciation of revenue earning vehicles and lease charges	$(58)	$241
Average Vehicles (in whole units)	481,211	367,600
Adjusted depreciation of revenue earning vehicles and lease charges divided by Average Vehicles (in whole dollars)	$(121)	$656
Number of months in period (in whole units)	3	3
Depreciation Per Unit Per Month (in whole dollars)	$(40)	$219	NM
Note: Global RAC represents Americas RAC and International RAC segment information on a combined basis and excludes Corporate and the Company's former Donlen leasing operations which were sold on March 30, 2021.
NM - Not meaningful
(a)Based on December 31, 2021 foreign exchange rates.
(b)Effective in the third quarter of 2021, the Company revised its calculation of Total RPD and Total RPU to include ancillary retail vehicle sales revenues.
(c)Effective in the first quarter of 2022, the Company revised its calculation of Total RPU and Vehicle Utilization to use Average Rentable Vehicles in the denominator which excludes vehicles for sale on the Company's retail lots or actively in the process of being sold through other disposition channels.
(d)Calculated as Transaction Days divided by Available Car Days.

Supplemental Schedule V (continued)
HERTZ GLOBAL HOLDINGS, INC.
KEY METRICS CALCULATIONS
REVENUE, UTILIZATION AND DEPRECIATION
Unaudited
________________________________________________________________________________________________________________________________________________________

Americas RAC

	Three Months Ended March 31,		Percent Inc/(Dec)
($ in millions, except where noted)	2022	2021
Total RPD
Revenues	$1,558	$967
Foreign currency adjustment(a)	—	—
Total Revenues - adjusted for foreign currency	$1,558	$967
Transaction Days (in thousands)	25,579	20,251
Total RPD (in dollars)(b)	$60.90	$47.75	28%

Total Revenue Per Unit Per Month
Total Revenues - adjusted for foreign currency	$1,558	$967
Average Rentable Vehicles (in whole units)(c)	373,153	296,412
Total revenue per unit (in whole dollars)	$4,174	$3,262
Number of months in period (in whole units)	3	3
Total RPU Per Month (in whole dollars)(b)(c)	$1,391	$1,087	28%

Vehicle Utilization
Transaction Days (in thousands)	25,579	20,251
Average Rentable Vehicles (in whole units)(c)	373,153	296,412
Number of days in period (in whole units)	90	90
Available Car Days (in thousands)	33,584	26,690
Vehicle Utilization(c)(d)	76%	76%

Depreciation Per Unit Per Month
Depreciation of revenue earning vehicles and lease charges, net	$(93)	$210
Foreign currency adjustment(a)	—	—
Adjusted depreciation of revenue earning vehicles and lease charges	$(93)	$210
Average Vehicles (in whole units)	397,620	300,606
Adjusted depreciation of revenue earning vehicles and lease charges divided by Average Vehicles (in whole dollars)	$(234)	$698
Number of months in period (in whole units)	3	3
Depreciation Per Unit Per Month (in whole dollars)	$(78)	$233	NM
NM - Not meaningful
(a)Based on December 31, 2021 foreign exchange rates.
(b)Effective in the third quarter of 2021, the Company revised its calculation of Total RPD and Total RPU to include ancillary retail vehicle sales revenues.
(c)Effective in the first quarter of 2022, the Company revised its calculation of Total RPU and Vehicle Utilization to use Average Rentable Vehicles in the denominator which excludes vehicles for sale on the Company's retail lots or actively in the process of being sold through other disposition channels.
(d)Calculated as Transaction Days divided by Available Car Days.

Supplemental Schedule V (continued)
HERTZ GLOBAL HOLDINGS, INC.
KEY METRICS CALCULATIONS
REVENUE, UTILIZATION AND DEPRECIATION
Unaudited
________________________________________________________________________________________________________________________________________________________

International RAC

	Three Months Ended March 31,		Percent Inc/(Dec)
($ in millions, except where noted)	2022	2021
Total RPD
Revenues	$252	$186
Foreign currency adjustment(a)	2	(10)
Total Revenues - adjusted for foreign currency	$254	$176
Transaction Days (in thousands)	5,042	4,397
Total RPD (in dollars)(b)	$50.43	$39.92	26%

Total Revenue Per Unit Per Month
Total Revenues - adjusted for foreign currency	$254	$176
Average Rentable Vehicles (in whole units)(c)	82,364	65,149
Total revenue per unit (in whole dollars)	$3,087	$2,694
Number of months in period (in whole units)	3	3
Total RPU Per Month (in whole dollars)(b)(c)	$1,029	$898	15%

Vehicle Utilization
Transaction Days (in thousands)	5,042	4,397
Average Rentable Vehicles (in whole units)(c)	82,364	65,149
Number of days in period (in whole units)	90	90
Available Car Days (in thousands)	7,415	5,864
Vehicle Utilization(c)(d)	68%	75%

Depreciation Per Unit Per Month
Depreciation of revenue earning vehicles and lease charges, net	$34	$33
Foreign currency adjustment(a)	1	(2)
Adjusted depreciation of revenue earning vehicles and lease charges	$35	$31
Average Vehicles (in whole units)	83,591	66,995
Adjusted depreciation of revenue earning vehicles and lease charges divided by Average Vehicles (in whole dollars)	$415	$468
Number of months in period (in whole units)	3	3
Depreciation Per Unit Per Month (in whole dollars)	$138	$156	(11)%
(a)Based on December 31, 2021 foreign exchange rates.
(b)Effective in the third quarter of 2021, the Company revised its calculation of Total RPD and Total RPU to include ancillary retail vehicle sales revenues.
(c)Effective in the first quarter of 2022, the Company revised its calculation of Total RPU and Vehicle Utilization to use Average Rentable Vehicles in the denominator which excludes vehicles for sale on the Company's retail lots or actively in the process of being sold through other disposition channels.
(d)Calculated as Transaction Days divided by Available Car Days.

Supplemental Schedule VI
HERTZ GLOBAL HOLDINGS, INC.
RECAST OF HISTORICAL KEY METRICS
Unaudited
________________________________________________________________________________________________________________________________________________________

Global RAC

	Three Months Ended March 31, 2021
($ in millions, except where noted)	As Reported	Adjustment	As Revised
Total Revenue Per Unit Per Month
Total Revenues - adjusted for foreign currency(a)	$1,143		$1,143
Average Rentable Vehicles (in whole units)(c)	367,600	(6,039)	361,561
Total revenue per unit (in whole dollars)	$3,108	52	$3,160
Number of months in period (in whole units)	3		3
Total RPU Per Month (in whole dollars)(b)(c)	$1,036	17	$1,053

Vehicle Utilization
Transaction Days (in thousands)	24,648		24,648
Average Rentable Vehicles (in whole units)(c)	367,600	(6,039)	361,561
Number of days in period (in whole units)	90		90
Available Car Days (in thousands)	33,084	(530)	32,554
Vehicle Utilization(c)(d)	74%	2%	76%
(a)Based on December 31, 2021 foreign exchange rates.
(b)Effective in the third quarter of 2021, the Company revised its calculation of Total RPU to include ancillary retail vehicle sales revenues.
(c)Effective in the first quarter of 2022, the Company revised its calculation of Total RPU and Vehicle Utilization to use Average Rentable Vehicles in the denominator which excludes vehicles for sale on the Company's retail lots or actively in the process of being sold through other disposition channels.
(d)Calculated as Transaction Days divided by Available Car Days.

Supplemental Schedule VI (continued)
HERTZ GLOBAL HOLDINGS, INC.
RECAST OF HISTORICAL KEY METRICS
Unaudited
________________________________________________________________________________________________________________________________________________________

Americas RAC

	Three Months Ended March 31, 2021
($ in millions, except where noted)	As Reported	Adjustment	As Revised
Total Revenue Per Unit Per Month
Total Revenues - adjusted for foreign currency(a)	$967		$967
Average Rentable Vehicles (in whole units)(c)	300,606	(4,194)	296,412
Total revenue per unit (in whole dollars)	$3,217	45	$3,262
Number of months in period (in whole units)	3		3
Total RPU Per Month (in whole dollars)(b)(c)	$1,072	15	$1,087

Vehicle Utilization
Transaction Days (in thousands)	20,251		20,251
Average Rentable Vehicles (in whole units)(c)	300,606	(4,194)	296,412
Number of days in period (in whole units)	90		90
Available Car Days (in thousands)	27,055	(365)	26,690
Vehicle Utilization(c)(d)	75%	1%	76%
(a)Based on December 31, 2021 foreign exchange rates.
(b)Effective in the third quarter of 2021, the Company revised its calculation of Total Total RPU to include ancillary retail vehicle sales revenues.
(c)Effective in the first quarter of 2022, the Company revised its calculation of Total RPU and Vehicle Utilization to use Average Rentable Vehicles in the denominator which excludes vehicles for sale on the Company's retail lots or actively in the process of being sold through other disposition channels.
(d)Calculated as Transaction Days divided by Available Car Days.

Supplemental Schedule VI (continued)
HERTZ GLOBAL HOLDINGS, INC.
RECAST OF HISTORICAL KEY METRICS
Unaudited
________________________________________________________________________________________________________________________________________________________

International RAC

	Three Months Ended March 31, 2021
($ in millions, except where noted)	As Reported	Adjustment	Revised
Total Revenue Per Unit Per Month
Total Revenues - adjusted for foreign currency(a)	$176		$176
Average Rentable Vehicles (in whole units)(c)	66,995	(1,846)	65,149
Total revenue per unit (in whole dollars)	$2,620	74	$2,694
Number of months in period (in whole units)	3		3
Total RPU Per Month (in whole dollars)(b)(c)	$873	25	$898

Vehicle Utilization
Transaction Days (in thousands)	4,397		4,397
Average Rentable Vehicles (in whole units)(c)	66,995	(1,846)	65,149
Number of days in period (in whole units)	90		90
Available Car Days (in thousands)	6,030	(166)	5,864
Vehicle Utilization(c)(d)	73%	2%	75%
(a)Based on December 31, 2021 foreign exchange rates.
(b)Effective in the third quarter of 2021, the Company revised its calculation of Total RPU to include ancillary retail vehicle sales revenues.
(c)Effective in the first quarter of 2022, the Company revised its calculation of Total RPU and Vehicle Utilization to use Average Rentable Vehicles in the denominator which excludes vehicles for sale on the Company's retail lots or actively in the process of being sold through other disposition channels.
(d)Calculated as Transaction Days divided by Available Car Days.

NON-GAAP MEASURES AND KEY METRICS
___________________________________________________________________

The term “GAAP” refers to accounting principles generally accepted in the United States. Adjusted EBITDA is the Company's segment measure of profitability and complies with GAAP when used in that context.

NON-GAAP MEASURES

Non-GAAP measures are not recognized measurements under GAAP. When evaluating the Company's operating performance or liquidity, investors should not consider non-GAAP measures in isolation of, superior to, or as a substitute for measures of the Company's financial performance as determined in accordance with GAAP.

Adjusted Net Income (Loss) and Adjusted Diluted Earnings (Loss) Per Share ("Adjusted EPS")

Adjusted Net Income (Loss) represents income or loss attributable to the Company as adjusted to eliminate the impact of GAAP income tax; vehicle and non-vehicle debt-related charges; restructuring and restructuring related charges; information technology and finance transformation costs; acquisition accounting-related depreciation and amortization; reorganization items, net; pre-reorganization and non-debtor financing charges; gain from the sale of a business; change in fair value of Public Warrants; unrealized (gains) losses on financial instruments and certain other miscellaneous items on a pre-tax basis. Adjusted Net Income (Loss) includes a provision (benefit) for income taxes derived utilizing a combined statutory rate. The combined statutory rate is management's estimate of the Company's long-term tax rate. Its most comparable GAAP measure is net income (loss) attributable to the Company.

Adjusted EPS represents Adjusted Net Income (Loss) on a per diluted share basis using the weighted-average number of diluted shares outstanding for the period. Its most comparable GAAP measure is diluted earnings (loss) per share.

Adjusted Net Income (Loss) and Adjusted EPS are important operating metrics because they allow management and investors to assess operational performance of the Company's business, exclusive of the items mentioned above that are not operational in nature or comparable to those of the Company's competitors.

Adjusted Corporate EBITDA and Adjusted Corporate EBITDA Margin

Adjusted Corporate EBITDA represents income or loss attributable to the Company as adjusted to eliminate the impact of GAAP income tax; non-vehicle depreciation and amortization; non-vehicle debt interest, net; vehicle debt-related charges; restructuring and restructuring related charges; information technology and finance transformation costs; reorganization items, net; pre-reorganization and non-debtor financing charges; gain from the sale of a business; change in fair value of Public Warrants; unrealized (gains) losses on financial instruments and certain other miscellaneous items.

Adjusted Corporate EBITDA Margin is calculated as the ratio of Adjusted Corporate EBITDA to total revenues.

Management uses these measures as operating performance metrics for internal monitoring and planning purposes, including the preparation of the Company's annual operating budget and monthly operating reviews, and analysis of investment decisions, profitability and performance trends. These measures enable management and investors to isolate the effects on profitability of operating metrics most meaningful to the business of renting and leasing vehicles. They also allow management and investors to assess the performance of the entire business on the same basis as its reportable segments. Adjusted Corporate EBITDA is also utilized in the determination of certain executive compensation. Its most comparable GAAP measure is net income (loss) attributable to the Company.

Adjusted operating cash flow and adjusted free cash flow

Adjusted operating cash flow represents net cash provided by operating activities net of the non-cash add back for vehicle depreciation and reserves, and exclusive of bankruptcy related payments made post emergence. Adjusted operating cash flow is important to management and investors as it provides useful information about the amount of cash generated from operations when fully burdened by fleet costs.

Adjusted free cash flow represents adjusted operating cash flow plus the impact of net non-vehicle capital expenditures and net fleet growth after financing. Adjusted Free Cash Flow is important to management and investors as it provides useful information about the amount of cash available for, but not limited to, the reduction of non-vehicle debt, share repurchase and acquisition.

KEY METRICS

Available Car Days

Available Car Days represents Average Rentable Vehicles multiplied by the number of days in a given period.

Average Vehicles ("Fleet Capacity" or "Capacity")

Average Vehicles is determined using a simple average of the number of vehicles in the fleet whether owned or leased by the Company at the beginning and end of a given period.

Average Rentable Vehicles

Average Rentable Vehicles reflects Average Vehicles excluding vehicles for sale on the Company’s retail lots or actively in the process of being sold through other disposition channels.

Depreciation Per Unit Per Month ("Depreciation Per Unit" or "DPU")

Depreciation Per Unit Per Month represents the amount of average depreciation expense and lease charges per vehicle per month, exclusive of the impacts of foreign currency exchange rates so as not to affect the comparability of underlying trends. This metric is important to management and investors as it reflects how effectively the Company is managing the costs of its vehicles and facilitates comparisons with other participants in the vehicle rental industry.

Total Revenue Per Transaction Day ("Total RPD"or "RPD"; also referred to as "pricing")

Total RPD represents revenue generated per transaction day, excluding the impact of foreign currency exchange rates so as not to affect the comparability of underlying trends. This metric is important to management and investors as it represents a measure of changes in the underlying pricing in the vehicle rental business and encompasses the elements in vehicle rental pricing that management has the ability to control.

Historically, the Company excluded revenue generated from ancillary retail vehicles sales. Effective in the third quarter 2021, the Company revised its calculation of Total RPD to include ancillary retail vehicle sales revenues to better align with current industry practice. Prior periods shown have been restated to conform with the revised definition.

Total Revenue Per Unit Per Month ("Total RPU" or "Total RPU Per Month")

Total RPU Per Month represents the amount of revenue generated per vehicle in the rental fleet each month, excluding the impact of foreign currency exchange rates so as not to affect the comparability of underlying trends. This metric is important to management and investors as it provides a measure of revenue productivity relative to the number of vehicles in our rental fleet whether owned or leased, or asset efficiency.

Historically, the Company excluded revenue generated from ancillary retail vehicles sales. Effective in the third quarter 2021, the Company revised its calculation of Total RPU to include ancillary retail vehicle sales revenues to better align with current industry practice. Also, historically, the company used Average Vehicles as the denominator to calculate Total RPU and effective in the first quarter of 2022, the Company revised the calculation to use Average Rentable Vehicles. Prior periods shown have been restated to conform with the revised definition.

Transaction Days ("Days"; also referred to as "volume")

Transaction Days represents the total number of 24-hour periods, with any partial period counted as one Transaction Day, that vehicles were on rent (the period between when a rental contract is opened and closed) in a given period. Thus, it is possible for a vehicle to attain more than one Transaction Day in a 24-hour period. This metric is important to management and investors as it represents the number of revenue-generating days.

Vehicle Utilization ("Utilization")

Effective in the first quarter of 2022, in connection with the appointment of the new CEO (who serves as our Chief Operating Decision Maker) and arising from significantly increased activity in vehicle dispositions, we began using Average Rentable Vehicles when calculating Available Car Days, Total RPU and Utilization instead of Average Vehicles. Average Rentable Vehicles excludes vehicles for sale on the Company’s retail lots or actively in the process of being sold through other disposition channels. We believe this is a better measure of the productivity of our rental fleet as it is unaffected by fluctuations in disposition activity. Prior periods have been restated to conform with the revisions, as appropriate.